Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58598) and Forms S-3 (Nos. 333-93885, 333-87415, 333-76771, 333-45200, 333-76056 and 333-64606) of RailAmerica, Inc. of our report dated December 8, 2005 relating to the combined financial statements for the Alcoa Railroad Group which appear in the Current Report on Form 8-K/A of RailAmerica, Inc. dated September 30, 2005.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, PA
December 8, 2005